Exhibit 99.1

CITIGROUP—FINANCIAL SUMMARY
(In millions of dollars, except per share amounts)

	1Q 2004	2Q 2004	3Q 2004	4Q 2004
Income from Continuing Operations	$5,024	980	$5,063	$5,078
Discontinued Operations, After-tax	249	164	245	243

Net Income	$5,273	$1,144	$5,308	$5,321

Basic Earnings Per Share:
Income from Continuing Operations	$0.98	$0.19	$0.99	$0.99

Net Income	$1.03	$0.22	$1.03	$1.04

Weighted average common shares applicable to Basic EPS	5,095.6	5,100.5	5,112.3	5,120.3

Preferred Dividends—Basic	$17	$17	$17	$17

Diluted Earnings Per Share:
Income from Continuing Operations	$0.96	$0.19	$0.97	$0.97

Net Income	$1.01	$0.22	$1.02	$1.02

Adjusted weighted average common shares applicable to Diluted EPS	5,203.1	5,201.3	5,205.6	5,219.5

Preferred Dividends—Diluted	$17	$17	$17	$17

Common Shares Outstanding, at period end	5,171.5	5,180.3	5,189.8	5,194.6

Tier 1 Capital Ratio	8.96%	8.16%	8.37%	8.74%

Total Capital Ratio	12.25%	11.31%	11.49%	11.85%

Leverage Ratio	5.40%	4.88%	5.01%	5.20%

Total Assets, at period end (in billions)	$1,317.6	$1,396.6	$1,436.6	$1,484.1

Stockholders' Equity, at period end (in billions)	$101.9	$98.3	$103.4	$109.3

Equity and Trust Securities, at period end (in billions)	$108.2	$104.5	$110.2	$115.5

Book Value Per Share, at period end	$19.48	$18.76	$19.70	$20.82

Return on Common Equity (Net Income)	21.3%	4.6%	21.3%	20.1%

Return on Risk Capital (Net Income)	45%	9%	42%	41%

CITIGROUP—NET INCOME
PRODUCT VIEW
(In millions of dollars)

	1Q 2004	2Q 2004	3Q 2004	4Q 2004
Global Consumer:
Cards	$980	$1,012	$1,267	$1,441
Consumer Finance	567	594	643	584
Retail Banking	1,135	1,167	1,240	1,142
Other (1)	(94)	304	(62)	(53)

Total Global Consumer	2,588	3,077	3,088	3,114

Corporate and Investment Banking:
Capital Markets and Banking	1,477	1,502	1,159	1,257
Transaction Services	234	261	285	261
Other (1) (2)	(4)	(4,569)	7	168

Total Corporate and Investment Banking	1,707	(2,806)	1,451	1,686

Global Wealth Management:
Smith Barney	251	209	195	226
Private Bank (3)	159	152	136	(129)

Total Global Wealth Management	410	361	331	97

Asset Management	105	99	79	(25)
Alternative Investments	26	273	111	333
Corporate/Other	188	(24)	3	(127)

Income From Continuing Operations	5,024	980	5,063	5,078

Discontinued Operations(4)	249	164	245	243

Net Income	$5,273	$1,144	$5,308	$5,321

(1)
The 2004 second quarter includes a $756 million after-tax gain ($378 million in Consumer Other and $378 million in GCIB Other) related to the sale of The Samba Financial Group (Samba).

(2)
The 2004 second quarter includes a $4.95 billion after-tax charge related to the WorldCom Settlement and increase in Litigation Reserves.

(3)
The 2004 fourth quarter includes a $244 million after-tax charge related to the exit plan implementation for the Company's Private Bank operations in Japan.

(4)
Discontinued Operations represents the operations from the Company's January 31, 2005 announced agreement for the sale of Citigroup's Travelers Life & Annuity, and substantially all of Citigroup's international insurance business, to MetLife, Inc. The transaction is subject to certain domestic and international regulatory approvals, as well as other customary conditions to closing and is expected to close during the 2005 second or third quarter.

Reclassified to conform to the current period's presentation.

CITIGROUP—NET INCOME REGIONAL VIEW (In millions of dollars)
	1Q 2004	2Q 2004	3Q 2004	4Q 2004
North America (excluding Mexico)(1)
Consumer	$1,748	$1,785	$2,123	$2,071
Corporate	746	(4,244)	501	807
Wealth Management	314	280	269	306
Asset Management	65	64	39	(64)

Total North America (excluding Mexico)	2,873	(2,115)	2,932	3,120

Mexico
Consumer	203	214	223	242
Corporate	94	184	198	183
Wealth Management	16	12	13	11
Asset Management	26	21	26	26

Total Mexico	339	431	460	462

Europe, Middle East and Africa (EMEA)
Consumer	204	601	154	224
Corporate	264	661	123	84
Wealth Management	9	4	4	(2)
Asset Management	(1)	1	—	(2)

Total EMEA	476	1,267	281	304

Japan
Consumer	142	147	164	163
Corporate	93	87	91	63
Wealth Management	26	19	3	(253)
Asset Management	2	3	3	1

Total Japan	263	256	261	(26)

Asia (excluding Japan)
Consumer	247	280	332	328
Corporate	308	321	309	352
Wealth Management	35	34	33	23
Asset Management	2	1	2	3

Total Asia	592	636	676	706

Latin America
Consumer	44	50	92	86
Corporate	202	185	229	197
Wealth Management	10	12	9	12
Asset Management	11	9	9	11

Total Latin America	267	256	339	306

Alternative Investments	26	273	111	333
Corporate / Other	188	(24)	3	(127)

Income From Continuing Operations	5,024	980	5,063	5,078

Discontinued Operations	249	164	245	243

Net Income	$5,273	$1,144	$5,308	$5,321

(1)
Excludes Alternative investments and Corporate / Other which are predominantly related to North America.

Reclassified to conform to the current period's presentation.

CITIGROUP—NET REVENUES
PRODUCT VIEW
(In millions of dollars)

	1Q 2004	2Q 2004	3Q 2004	4Q 2004
Global Consumer:
Cards	$4,598	$4,467	$4,602	$4,654
Consumer Finance	2,688	2,677	2,631	2,765
Retail Banking	4,303	4,452	4,587	4,654
Other	(16)	557	(24)	(1)

Total Global Consumer	11,573	12,153	11,796	12,072

Corporate and Investment Banking:
Capital Markets and Banking	4,531	4,495	3,733	4,347
Transaction Services	939	984	1,042	1,101
Other	1	585	2	14

Total Corporate and Investment Banking	5,471	6,064	4,777	5,462

Global Wealth Management:
Smith Barney	1,729	1,578	1,523	1,637
Private Bank	573	505	482	484

Total Global Wealth Management	2,302	2,083	2,005	2,121

Asset Management	461	427	442	460
Alternative Investments	180	537	287	659
Corporate/Other	295	(69)	(227)	(313)

Total Net Revenues	$20,282	$21,195	$19,080	$20,461

Managed Basis Net Revenues(1)	$21,607	$22,485	$20,330	$21,675

(1)
Segment net revenues disclosed above are prepared on an owned basis in accordance with Generally Accepted Accounting Principles (GAAP). The managed basis disclosures treat the receivables as if they had not been securitized and are still on our balance sheet, reflecting the interest revenue and expense associated with the portfolio, as well as the credit costs incurred. Although a managed basis presentation is not in conformity with GAAP, the Company believes it provides a representation of performance and key indicators of the credit card business that is consistent with the way the business is managed.

Reclassified to conform to the current period's presentation.

CITIGROUP—NET REVENUES
REGIONAL VIEW
(In millions of dollars)

	1Q 2004	2Q 2004	3Q 2004	4Q 2004
North America (excluding Mexico)(1)
Consumer	$7,778	$7,618	$7,776	$7,704
Corporate	2,302	2,560	1,848	2,251
Wealth Management	1,912	1,761	1,713	1,837
Asset Management	297	291	292	293

Total North America (excluding Mexico)	12,289	12,230	11,629	12,085

Mexico
Consumer	798	794	849	948
Corporate	204	137	199	230
Wealth Management	38	34	35	31
Asset Management	56	48	57	59

Total Mexico	1,096	1,013	1,140	1,268

Europe, Middle East and Africa (EMEA)
Consumer	1,151	1,776	1,142	1,251
Corporate	1,559	2,064	1,349	1,528
Wealth Management	80	72	68	71
Asset Management	36	23	25	34

Total EMEA	2,826	3,935	2,584	2,884

Japan
Consumer	815	812	822	841
Corporate	227	204	226	160
Wealth Management	83	58	33	26
Asset Management	19	19	20	19

Total Japan	1,144	1,093	1,101	1,046

Asia (excluding Japan)
Consumer	824	944	998	1,046
Corporate	857	770	823	958
Wealth Management	131	102	102	97
Asset Management	15	15	16	18

Total Asia	1,827	1,831	1,939	2,119

Latin America
Consumer	207	209	209	282
Corporate	322	329	332	335
Wealth Management	58	56	54	59
Asset Management	38	31	32	37

Total Latin America	625	625	627	713

Alternative Investments	180	537	287	659
Corporate/Other	295	(69)	(227)	(313)

Total Net Revenues	$20,282	$21,195	$19,080	$20,461

(1)
Excludes Alternative investments and Corporate/Other which are predominantly related to North America.

Reclassified to conform to the current period's presentation.